SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 9, 2004

Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48167

(Address of principal executive offices)                    (Zip Code)

(734) 737-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7(c). Exhibits
Item 9. Regulation FD Disclosure
Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
Press Release on June 9, 2004
Text of Slide Presentation

Item 7(c). Exhibits

Exhibit No.	Exhibit

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on June 9, 2004.

99.2	Text of Slide Presentation of Hayes Lemmerz International, Inc. Used in Connection With the Company’s First Quarter Fiscal Year 2004 Conference Call.

Item 9. Regulation FD Disclosure

See Item 12 below.

Item 12. Results of Operations and Financial Condition.

On June 9, 2004, Hayes Lemmerz International, Inc. (the “Company”) issued a press release announcing its first quarter fiscal year 2004 earnings and will hold a conference call to discuss such earnings. The press release and the text of the slide presentation to be used by the Company in connection with the conference call are attached as Exhibits 99.1 and 99.2, respectively.

The information contained in this report and in Exhibits 99.1 and 99.2 are not filed for purposes of the Securities Exchange Act of 1934 and are not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

	By:	/s/ Patrick C. Cauley Patrick C. Cauley Vice President, General Counsel & Secretary

Dated: June 9, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on June 9, 2004

99.2	Text of Slide Presentation of Hayes Lemmerz International, Inc. Used in Connection With the Company’s First Quarter Fiscal Year 2004 Conference Call.